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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 July 1, 1998
                                Date of Report
                       (Date of Earliest Event Reported)

                        CAPITOL COMMUNITIES CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

         Nevada                       0-23450                    88-0361144
(State of Incorporation)        (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)

           25550 Hawthorne Boulevard, Suite 207, Torrance, CA 90505
                   (Address of Principal Executive Offices)

                  Registrant's Telephone Number: 310-375-2266

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

       On December 9, 1997, the Company's wholly-owned subsidiary, Capitol Resorts of Florida, Inc. ("the Florida Resorts Subsidiary"), acquired the lease rights to Ocean Palms Resort pursuant to the provisions of a Purchase Agreement dated December 9, 1997, between the Florida Resorts Subsidiary and Ocean Palms Resort, Inc. ("OPRI"), and Ocean Palms Development Corporation ("OPDC"), unaffiliated third parties. The Ocean Palms Resort lease consist of 120 feet of beachfront land and improvements located in Pompano Beach, Florida. The ground lease rights to the Ocean Palms Resort property is for a period of 99 years, of which as of December 9, 1997, 66 years and 3 months remain (the "Ocean Palms Ground Lease"). The improvements include a 53 LTL unit complex, and other common area facilities. The Company also acquired the interest in several long term tenant leases, approximately $2,500,000 in the Ocean Palms Resort Promissory Notes arising out of the sale of the Ocean Palms Resort LTL units, and the right to manage and operate the on-going rental of the LTL units as hotel rooms on behalf of the LTL owners. As of March 31, 1998, the outstanding book value of the Ocean Palms Resort Promissory Notes amounted to $2,286,009, net a discount of $245,064. The Ocean Palms Resort Promissory Notes are pledged, as additional collateral, to certain debt on the property assumed by the Company, and discussed below.

       The acquisition of the Ocean Palms Resort assets was accounted for using the purchase method of accounting. The assets acquired at the December 9, 1997 closing totaled $2,420,499, including $2,286,009 in Promissory Notes Receivable, net of a discount of $255,852, escrowed funds in the amount of $53,843 for taxes and ground lease payments, $13,491 in Prepaid Ground Lease Payments and $27,156 in Accrued Interest Receivable on the Promissory Notes. Liabilities totaled $1,232,641, and are comprised primarily of a First Leasehold Mortgage of $1,158,000 and $56,000 in Accounts Payable. Net Assets acquired total $1,187,859 and are accounted for in cash and the 33,500 shares of stock of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits

       The following Exhibits are incorporated by reference from the Company's Annual Report on Form 10-KSB filed with the Commission on December 29, 1997.

10.28 Agreement, dated December 9, 1997, between Capitol Resorts of Florida, Inc. and Ocean Palms Development Corporation and Ocean Palms Resort, Inc.

10.29 Ground Lease, dated February 10, 1996, between Lighthouse Point Construction Corp. and Nancy H. Newell and Jane H. Tubbs.

10.30 Assignment of Ground Lease and Tenant Leases, dated December 9, 1997, between Capitol Resorts of Florida Inc., and Ocean Palms Development Corporation.
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10.31     Assignment of Leasehold Improvements, dated December 9, 1997, between
          Capitol Resorts of Florida Inc., and Ocean Palms Development Corporation.

10.32 Mortgage and Note Modification and Assumption Agreement, dated December 9, 1997, between Capitol Resorts of Florida Inc., and the Trustee of the M.B. Co., Inc. Pension Plan, the Trustee of the Domenick Greco Revocable Trust, Stanley Elkman, the Trustee of the Arthur A. Kober Co., Inc., Employees Profit Sharing Fund, and Morton
          J. Berman ("Ocean Palms Resort Morgagee").

10.33 Collateral Assignment and Pledge of Agreements and Conditional Assignments of Lease and Purchase Money Promissory Note, dated December 9, 1997, between Capitol Resorts of Florida Inc., and jointed by Ocean Palms Development Corporation and assigned to the Ocean Palms Resort Mortgagee.

10.34 Assignment of Agreements and Conditional Assignments of Lease and Purchase Money Promissory Notes, dated December 9, 1997, between Capitol Resorts of Florida Inc., and Ocean Palms Development Corporation and Ocean Palms Resort, Inc.

10.35 Purchase Money Leasehold Mortgage and Security Agreement, dated February 2, 1992, between Lucaya Beach Hotel Corporation and Del-Aire Management Co., Inc.

10.36 Mortgage and Note Modification Agreement, dated January 22, 1997, between the Ocean Palms Resort Mortgagee and Ocean Palms Cooperative Association, Inc.

                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on is behalf by the undersigned hereunto duly authorized.

Dated: June 30, 1998         CAPITOL COMMUNITIES CORPORATION


                                        BY:  /s/ Michael G. Todd
                                             -------------------------
                                             Michael G. Todd
                                             President and Chairman of
                                             the Board